UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12

Recovery Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Recovery Energy, Inc.
1900 Grant Street, Suite #720
Denver, CO 80203

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 27, 2013

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to Be Held on
June 27,  2013:
This Proxy Statement, the form of proxy and our annual report on Form 10-K for the year ended December 31, 2012, including our consolidated financial statements, are available to you for access and review at www.recoveryenergyco.com and www.sec.gov.

To Our Stockholders:

You are cordially invited to attend the annual meeting of the stockholders of Recovery Energy, Inc. (“we,” “us,” “our,” “Recovery Energy,” “Recovery,” or the “Company), at our offices located at 1900 Grant Street, Suite #720, Denver, CO, at 10:00 a.m. (Denver, Colorado time) on Thursday, June 27, 2013, or at any adjournment or postponement thereof, for the following purposes:

1.  To elect five directors for a one year term expiring at the 2014 annual meeting of stockholders, or until their successors are duly elected and qualified;

2. To conduct an advisory vote on executive compensation;

3.  To amend the 2012 Equity Incentive Plan to increase the number of common shares available for grant under the Plan from 900,000 shares to 1,800,000 shares;

4. To ratify the selection by the Board of Directors of the firm of Hein & Associates LLP as the Company’s independent auditors for the current fiscal year; and,

5.   To transact such other business as may properly come before the meeting.

Details relating to the above matters are set forth in the attached proxy statement.  All of Recovery’s stockholders of record as of the close of business on May 17, 2013 will be entitled to vote at such meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting.  If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy.  A reply card is enclosed for your convenience.  The giving of a proxy will not affect your right to vote in person if you attend the meeting.

This board of directors intends to send these proxy materials to stockholders on or about May 20, 2013.

By Order of the Board of Directors

/s/ W. Phillip Marcum
W. Phillip Marcum
Chairman, Board of Directors
May 20, 2013

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
Proxy Solicitation	3
Who Can Vote	3
Broker Non-Votes	3
How You Can Vote	3
Revocation of Proxies	3
Required Votes and Voting Procedures	3
Inspector of Elections	4
Costs of Proxy Solicitation	4
Admission to the Annual Meeting	4
Stockholder List	4
PROPOSAL 1: ELECTION OF DIRECTORS	5
Information Concerning the Nominees for Election as Directors	5
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)	7
PROPOSAL 3: APPROVAL OF AMENDMENT TO THE 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT FROM 900,000 TO 1,800,000	8
PROPOSAL 4: APPROVAL OF THE FIRM OF HEIN & ASSOCIATES LLP, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR	9
REPORT OF THE AUDIT COMMITTEE	9
DIRECTORS AND EXECUTIVE OFFICERS	10
Summary Compensation Table	11
Narrative Disclosure to Summary Compensation Table	11
Outstanding Equity Awards at Fiscal Year-End	12
Employment Agreements and Other Compensation Arrangements	13
Compensation of Directors	16
Securities Authorized for Issuance under Equity Compensation Plans	17
Indemnification of Directors and Officers	17
Narrative Disclosure of Compensation Policies and Practices as they Relate to Risk Management	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
TRANSACTIONS WITH RELATED PERSONS	19
Conflict of Interest Policy	20
GENERAL INFORMATION	20
Section 16(a) Beneficial Ownership Reporting Compliance	20
Next Annual Meeting of Stockholders	20
Other Business	21

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to additional matters to be presented at the 2013 Annual Meeting; executive sessions of the Board; potential payments upon termination or change in control; the impact of compensation program on the Company; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “should,” “could,” “estimate,” “intend,” “plan,” “project,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this presentation. Except as required by law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. For a detailed description of factors that could cause actual results to differ materially from those expressed in any forward-looking statement, we urge you to carefully review and consider the disclosures made in the “Risk Factors” sections of our SEC filings, available free of charge at the SEC’s website (www.sec.gov).

Proxy Solicitation

The board of directors of Recovery is soliciting proxies to be used at our special meeting of stockholders to be held at 10:00 a.m. on Thursday, June 27, 2013, at our offices located at 1900 Grant Street, Suite #720, Denver, CO.  This proxy statement contains important information regarding Recovery’s annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and voting procedures.

Who Can Vote

Stockholders of record at the close of business on May 17, 2013, also referred to herein as the “record date,” may vote at the annual meeting.  As of the record date, we had 18,556,934 issued and outstanding shares of common stock, which were held by approximately 21 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the annual meeting.  However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares.  Your broker or nominee has enclosed a voting instruction card for you to use.  You are urged to vote by proxy regardless of whether you attend the annual meeting.

Broker Non-Votes

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Brokers do not have discretionary voting authority with respect to the election of directors, approval of the compensation of the Company's named executive officers, or any other matters not of a routine nature. For ratification of the selection of the Company's independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers.

How You Can Vote

You can vote your shares if you are represented by proxy or present in person at the special meeting.  You are entitled to one vote for each share of Recovery common stock held in your name for as many persons as there are directors to be elected. If you hold your shares through your broker in “street name,” you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares.  If you return a properly signed proxy card, the proxy holders will vote your shares as you direct.  If your proxy card does not specify how you want to vote your shares, the proxy holders will vote your shares “FOR” the election of all nominees for director and as recommended by our board of directors with regard to all other matters.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the special meeting by any of the following three methods:

•	by voting in person at the special meeting;
•	by delivering to our corporate secretary, Eric Ulwelling, a written notice of revocation dated after the proxy; or
•	by delivering another proxy dated after the previous proxy.

Required Votes and Voting Procedures

Each share of common stock has one vote on each matter properly brought before the annual meeting.  In order to conduct business at the annual meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy.  The affirmative vote of the holders of a majority of the common stock represented at the meeting, in person or by proxy, and entitled to vote on the subject matter under consideration, will be required for the election of directors and for approval of each of the other proposals under consideration. Abstentions, withheld votes and broker non-votes are included in the determination of the number of shares present at the annual meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions will have the effect of a vote against the proposal. In the election of directors, votes may be cast in favor of or withheld; votes that are withheld will have the effect of a vote against the directors. Broker non-votes will have no effect on Proposals 1, 2 or 3, but will constitute a vote against Proposal 4.

Inspector of Elections

Votes cast by proxy or in person at the annual meeting will be counted by the persons we appoint to act as election inspectors for the annual meeting.

Costs of Proxy Solicitation

Recovery will bear the costs of soliciting proxies from its stockholders.  Directors, officers and other employees and agents of Recovery, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication.  Recovery will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the Annual Meeting

If you plan to attend the annual meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the annual meeting and at our principal executive offices located at 1900 Grant Street, Suite #720, Denver, CO 80203 during normal business hours for a period of at least 10 days prior to the annual meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our board of directors proposes that the five nominees described below, each of whom currently serves as a member of our board of directors, be elected for a term ending on the date of our 2014 annual meeting and until his or her successor is duly elected and qualified.  It is the intention of the person named as proxy in the enclosed proxy to vote FOR the election of all such nominees.

Each of the nominees has consented to serve as a director.  If any director should become unavailable to serve as a director, our board of directors may designate a substitute nominee, or the number of directors that constitutes the full board of directors may be reduced to eliminate the vacancy. In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the board of directors may nominate.  The term of our current directors expires at our 2013 annual meeting.

We seek directors with strong reputations and experience in areas relevant to our strategy and operations.  Each of the nominees for election as director holds or has held senior management positions in complex organizations and has operating experience that meets this objective, as described below.  In these positions, the nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. We believe that each of the nominees has other key attributes that are critical to the composition of an effective board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the board and its committees.

Information Concerning the Nominees for Election as Directors

W. Phillip Marcum: Chief Executive Officer, Director and Chairman of Board of Directors. Mr. Marcum joined our board of directors in September 2011 and became chairman and chief executive officer in November 2012. He has been a director of Houston Texas-based Key Energy Services (NYSE: KEG) since 1996. Mr. Marcum was the non-executive chairman of the board of WellTech, Inc., an energy production services company, from 1994 until March 1996, when WellTech was merged into Key Energy Services. From January 1991 until April 2007, when he retired, he was chairman of the board, president and chief executive officer of Metretek Technologies, Inc. (now known as Powersecure International, Inc., and formerly known as Marcum Natural Gas Services, Inc.). He has been a principal in MG Advisors, LLC since April 2007. Mr. Marcum also serves as chairman of the board of ADA-ES, Inc. (“ADA-ES”), a Denver, Colorado based company, and chairman of the board of Applied Natural Gas Fuels, Inc. (formerly PNG Ventures, Inc.), a West Lake Village, California based company. He holds a bachelor's degree in business administration from Texas Tech University.

Director Qualifications:

●
Leadership Experience – Chairman of the board, president and CEO of PowerSecure International, Inc., director of Key Energy Services, non-executive chairman of WellTech and chairman of the boards of ADA-ES and Applied Natural Gas Fuels.

●	Industry Experience – Extensive experience in oil and gas development stage and public companies at the entities and in the capacities described above.

A. Bradley Gabbard: President, Chief Financial Officer, and Director. Mr. Gabbard joined our board of directors in August 2012 and became president in November 2012. He became our chief financial officer in July 2011. He has 35 years’ experience in the management and operations of energy and oil and gas companies. Prior to coming to Recovery Energy, he served as an officer of Applied Natural Gas Fuels, Inc., serving from September 2009 to May 2010 as vice-president—special projects, and from May 2010 through June 2011 as chief financial officer. From April 2007 through September 2009, Mr. Gabbard provided management and financial consulting services to companies involved in the oil and gas and energy related businesses. From January 1991 until April 2007, when he retired, he was executive vice-president and chief financial officer of Metretek Technologies, Inc. (now known as Powersecure International, Inc. ). Mr. Gabbard also serves as a board member of ADA-ES, a Denver, Colorado based company. He holds a bachelor of accountancy degree in business administration from Oklahoma University and is a certified public accountant.

Director Qualifications:

●	Leadership Experience – Executive vice-president and chief financial officer of Metretek Technologies, Inc., CFO of Applied Natural Gas Fuels, Inc., and a director of ADA-ES.
●	Industry Experience – Extensive experience in oil and gas development stage and public companies at the entities and in the capacities described above.

Timothy N. Poster: Director. Mr. Poster joined our board of directors in June 2010. He has been a partner at Fertitta Interactive, a worldwide investment venture fund, since August 2010.  From September 2011 until March 2013, he was executive vice president of strategy and development for Wynn Resorts (NASDAQ GS: WYNN).  From July 2008 through August 2010 he was senior vice president of strategy and development for Wynn Las Vegas, a subsidiary of Wynn Resorts. In 2004, Mr. Poster acquired Golden Nugget Hotels & Casinos in Las Vegas and Laughlin, Nevada, which he sold in 2005. In 2000, Mr. Poster sold Travelscape.com, which he had founded and developed, to Expedia. Mr. Poster received his bachelor's degree in finance from the University of Southern California in 1995.

Director Qualifications:

●	Leadership Experience – Executive vice president for Wynn Resorts, former partner in Fertitta Entertainment, former owner of Golden Nugget Hotel & Casino, founder of Travelscape.com.
●	Industry Experience – Personal investments in the oil and gas industry.

Bruce B. White: Director. Mr. White joined our board in April 2012. He is currently a senior vice president of High Sierra Water Services, LLC and has served in that capacity since the purchase of Conquest Water Services, LLC by High Sierra in June 2011. Mr. White co-founded Conquest Water Services in 1993 and served as a co-managing partner to build that company into a DJ Basin service company. Mr. White has more than 25 years of experience operating in the DJ Basin, including exploration, drilling, development and other well operations, many of which were conducted through Conquest Oil Company, founded by White in 1984, which he continues to serve as president. White was also a founding member of the Denver Julesburg Petroleum Association, the predecessor to the Colorado Oil and Gas Association (COGA), and served as its president during 1987 and 1988. A veteran of the Vietnam War, Mr. White served in the Navy for six years; he attended Grossmont College in El Cajon, California.

Director Qualifications:

●	Leadership Experience – Founder of Conquest Oil Company and Conquest Water Services; Senior Vice President of High Sierra Water Services
●	Industry Experience – Extensive experience in oil and gas development and services industries at the entities and in the capacities described above.

D. Kirk Edwards: Director. Mr. Edwards joined our board in April 2012. Mr. Edwards is president of Las Colinas Energy Partners, LP, where he manages a diverse oil and gas royalty base, surface lands, and non-operated working interests in more than 9,000 wells located throughout the U.S. and the Gulf Coast of Mexico. He also serves as lead manager for Las Colinas Minerals, LP, MacLondon Royalty Company, MacLondon Energy, LP, Alexis Energy, LP, and Noelle Land & Minerals LLC. Mr. Edwards worked in various disciplines as a Petroleum Engineer including Field, Reservoir, and Drilling Engineer for Texaco, Inc. from 1981-1986. In 1987, he founded Odessa Exploration, Inc., an independent oil and gas company, which he sold to Key Energy Services, Inc. in 1993. He served as a director, executive vice president and in other capacities of Key Energy Services until 2001. Mr. Edwards is a past president of the Permian Basin Petroleum Association, and is a past director and former chairman of the board of the Federal Reserve Bank of Dallas’ El Paso Branch. Mr. Edwards received a Bachelor of Science degree in Chemical Engineering from the University of Texas at Austin in 1981, and is a registered Professional Engineer in the State of Texas.

Director Qualifications:

●
Leadership Experience – President of Las Colinas Energy Partner, LP. Lead manager for Las Colinas Minerals, LP, MacLondon Royalty Company, MacLondon Energy, LP, Alexis Energy, LP, and Noelle Land & Minerals LLC. He served as a director, executive vice president and in other capacities of Key Energy Services until 2001. Mr. Edwards is a past president of the Permian Basin Petroleum Association, and is a past director and former chairman of the board of the Federal Reserve Bank of Dallas’ El Paso Branch.

●	Industry Experience – Extensive experience in oil and gas development and services industries at the entities and in the capacities described above.

Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director’s successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other. It is expected that our board of directors will elect officers annually following each annual meeting of stockholders.

Recommendation of the Board of Directors
Recovery’s board of directors recommends that you vote “FOR” each of the nominees for election to the board of directors.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(THE SAY ON PAY VOTE)

Pursuant to the requirements of the Dodd-Frank Act, we are seeking a non-binding advisory vote from holders of our common stock to approve the compensation of our named executive officers as described in the Narrative Disclosure to Summary Compensation Table and the Executive Compensation sections of this Proxy Statement. This proposal is also referred to as “the say on pay vote.”

As more fully described in the Narrative Disclosure to Summary Compensation Table section, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to Recovery and individual performance.

Shareholders are urged to read the Narrative Disclosure to Summary Compensation Table section of this Proxy Statement, beginning on page 11, which discusses how our executive compensation policies implement our compensation philosophy, and the Executive Compensation section of this Proxy Statement beginning on page 13, which contains tabular information and narrative discussion about the compensation of our named executive officers, for additional details about our executive compensation programs. The compensation committee and the board believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our stockholders to indicate their support for our executive compensation as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Recovery’s named executive officers, as disclosed in this Proxy Statement, including the Narrative Disclosure to Summary Compensation Table, the executive compensation tables, and the narrative discussion under Executive Compensation contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the board. However, the board values stockholders’ opinions and the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors

Recovery’s board of directors recommends that you vote “FOR” the advisory vote on executive compensation.

PROPOSAL 3:
APPROVAL OF AMENDMENT TO THE 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT FROM 900,000 TO 1,800,000

Our shareholders approved the adoption of the 2012 Equity Incentive Plan (the “Plan”) during a special meeting of shareholders held on September 26, 2012.  In connection with the adoption of the Plan, our shareholders also approved that 900,000 shares were to be available for grant pursuant to the terms of the Plan.

Since adoption of the Plan, the Company has granted (net of expirations) 297,652 shares of common stock to officers and directors, of which 144,527 shares have vested and the remaining 153,125 vest at future dates.  In addition, on May 10, 2013 we entered into an investment banking agreement with T. R. Winston and Company, LLC (“TR Winston”), under which the Company will issue 100,000 shares of its common stock and 250,000 warrants to TR Winston as partial compensation.  Subject to adequate capacity under the Plan provided by this Proposal 3, the Company will be obligated to issue 650,000 additional warrants to TR Winston under the Plan as additional compensation pursuant to the investment banking agreement, thereby resulting in the issuance of a total of 100,000 shares and 900,000 warrants to TR Winston under the Plan.

In order to accommodate the proposed agreement with TR Winston and additionally restore sufficient shares to the Plan to allow the Company to make future equity incentive awards under the Plan, the Company is proposing to increase the number of shares available under the Plan from its original amount of 900,000 shares to 1,800,000 shares, an increase of 900,000 shares.   Based upon current awards to date, and giving effect to the shares proposed to be reserved in connection with the potential warrants to be issued to TR Winston, upon approval, the Company will have 502,348 shares available under the Plan for future incentive awards.

Recommendation of the Board of Directors

Recovery’s board of directors recommends that you vote “FOR” the amendment to the 2012 Equity Incentive Plan to increase the number of shares available for grant.

PROPOSAL 4:
APPROVAL OF THE FIRM OF HEIN & ASSOCIATES LLP, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR

Upon the recommendation of our Audit Committee, our Board of Directors has appointed the firm of Hein & Associates LLP as our principal independent auditors for the fiscal year ending December 31, 2013, subject to ratification by the stockholders.

If the appointment of Hein & Associates LLP is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors.  Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate questions from stockholders.

Fees
Before our principal accountant is engaged by us to render audit or non-audit services, where required by the rules and regulations promulgated by the Securities and Exchange Commission and/or The NASDAQ Stock Market (“NASDAQ”), such engagement is approved by the audit committee.

The following are the fees of Hein & Associates LLP, our principal auditor, for the two years ended December 31, 2012, for services rendered in connection with the audit for those respective years (all of which have been pre-approved by the audit committee):
	Year Ended December 31,
	2012	2011
Audit Fees	$175,000	$325,000
Audit Related Fees	-	4,500
Tax Fees	12,000	-
All Other Fees	-	-
	$187,000	$329,500

Audit Fees consist of the aggregate fees for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided by our auditors in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.  These fees primarily relate to statutory audit requirements and audits of employee benefit plans.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax consulting. Included in such Tax Fees were fees for consultancy, review, and advice related to our income tax provision and the appropriate presentation on our financial statements of the income tax related accounts.

 All Other Fees consist of the aggregate fees billed for products and services provided by our auditors and not  otherwise included in Audit Fees, Audit Related Fees or Tax Fees.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining our auditors’ independence and determined that such services are appropriate.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The audit committee is currently comprised of D. Kirk Edwards (interim chairman), Timothy N. Poster, and Bruce B. White.  The audit committee is responsible for overseeing and evaluating Recovery's financial reporting process on behalf of the board of directors, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of Recovery.

Management has the primary responsibility for Recovery's financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States, or GAAP. The independent auditors are responsible for performing audits of Recovery's consolidated financial statements and the effectiveness of Recovery's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The audit committee is responsible for overseeing the conduct of these activities. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The audit committee’s considerations and discussions with management and the independent auditors do not assure that Recovery’s financial statements are presented in accordance with GAAP or that the audits of the annual financial statements and the effectiveness of Recovery’s internal control over financial reporting have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The audit committee has met and held discussions with management and the independent auditors on a regular basis. The audit committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The audit committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of Recovery’s management. The audit committee has reviewed and discussed with both management and the independent auditors Recovery's consolidated financial statements as of and for the year ended December 31, 2012, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the audit committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The audit committee discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” as amended by Statement of Auditing Standards No. 89, “Audit Adjustments” and Statement of Auditing Standards No. 90, “Audit Committee Communications.” The independent auditors have provided to the audit committee the written disclosures and the letter required by Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence,” and the audit committee has discussed with the independent auditors their independence. The audit committee has also considered whether the independent auditors’ provision of other non-audit services to Recovery is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions. Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the audit committee recommended that the board of directors approve the audited financial statements for inclusion in Recovery's annual report on Form 10-K for the year ended December 31, 2012, and the board of directors accepted the audit committee’s recommendations.

Members of the Audit Committee:

D. Kirk Edwards (Interim-Chairman)
Timothy N. Poster
Bruce B. White

Recommendation of the Board of Directors

Recovery’s board of directors recommends that you vote “FOR” the Hein & Associates LLP as the Company’s independent auditors for the fiscal year ended December 31, 2013.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the persons who are our directors and named executive officers as of the date of this proxy statement:

Name	Age	Position
W. Phillip Marcum	69	Chief Executive Officer, Director, Chairman of Board of Directors
A. Bradley Gabbard	58	Chief Financial Officer, President, Director
D. Kirk Edwards	54	Director
Bruce B. White	60	Director
Timothy N. Poster	44	Director

Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director’s successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other. It is expected that our board of directors will elect officers annually following each annual meeting of stockholders.

Biographies for Mr. Marcum and Mr. Gabbard and the other members of our current board of directors are set forth above in Proposal 1. Based on the NASDAQ rules, our independent directors are, Mr. Poster, Mr. White, and Mr. Edwards.

Summary Compensation Table

The table below sets forth compensation paid to our executive officers for the 2012 and 2011 fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Other Compensation		Total
W. Phillip Marcum (chief executive officer since November 15, 2012)(1)	2012	$-	$-	$-		$-		$-

A. Bradley Gabbard	2012	$182,146	$-	$199,999	(2)	$5,275	(3)	$387,420
(chief financial officer since July 12, 2011; president since November 15, 2012)	2011	$84,000	$-	$1,020,000	(4)	$-		$1,104,000

Roger A. Parker	2012	$217,700	$-	$-		$141,903	(6)	$359,603
(chief executive officer May 1, 2010 – November 15, 2012)(5)	2011	$240,000	$-	$-		$110,000	(7)	$350,000

Jeffrey A. Beunier	2012	$-	$-	$-		$70,459	(9)	$70,459
(president and chief financial officer from May 1, 2010 to April 11, 2011)(8)	2011	$225,000	$-	$-		$12,000	(3)	$237,000

(1)	As of December 31, 2012, Mr. Marcum had not received any stock or cash compensation as an officer of the Company.
(2)	Mr. Gabbard was granted 104,166 restricted shares of our common stock on November 23, 2012 at a grant date fair value of $1.92 per share pursuant to our EIP (discussed below).
(3)	Reflects reimbursement of health insurance premiums.
(4)	Mr. Gabbard was granted 100,000 shares of our common stock in July 2011 at a grant date fair value of $10.20.
(5)	Mr. Parker retired as an executive officer of the Company on November 15, 2012.
(6)
Reflects (a) $21,400 in vacation pay paid upon termination, (b) $21,400 in severance payments made in 2012, (c) $16,603 in reimbursement of health insurance premiums, and (d) $82,500 of expense reimbursement pursuant to Mr. Parker's termination agreement and Mr. Parker’s employment agreement in effect prior to termination.

(7)	Reflects payment of $90,000 of expense reimbursement pursuant to Mr. Parker's employment agreement and $20,000 in reimbursement of health insurance premiums.
(8)	Mr. Beunier resigned as an executive officer of the Company to pursue other professional and career obligations on April 11, 2011.
(9)	Reflects $65,625 in severance payments and $4,834 in continuing health insurance benefits.

Narrative Disclosure to Summary Compensation Table

Overview

The following Narrative Disclosure to Summary Compensation Table describes the material elements of compensation for the named executive officers identified in the Summary Compensation Table above. As more fully described below, the compensation committee reviews and recommends to the full board of directors the total direct compensation programs for our named executive officers. Our chief executive officer also reviews the base salary, annual bonus and long-term compensation levels for the other named executive officers.

Compensation Philosophy and Objectives

Our compensation philosophy has been to encourage growth in our oil and natural gas reserves and production, encourage growth in cash flow, and enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain highly qualified executive officers. To achieve these goals, the compensation committee believes that the compensation of executive officers should reflect the growth and entrepreneurial environment that has characterized our industry in the past, while ensuring fairness among the executive management team by recognizing the contributions each individual executive makes to our success.

Based on these objectives, the compensation committee has recommended an executive compensation program that includes the following components:

●
a base salary at a level that is competitive with the base salaries being paid by other oil and natural gas exploration and production enterprises that have characteristics similar to Recovery and could compete with Recovery for executive officer level employees;

●
annual incentive compensation to reward achievement of Recovery's objectives, individual responsibility and productivity, high quality work, reserve growth, performance and profitability and that is competitive with that provided by other oil and natural gas exploration and production enterprises that have some characteristics similar to Recovery; and

●
long-term incentive compensation in the form of stock-based awards that is competitive with that provided by other oil and natural gas exploration and production enterprises that have some characteristics similar to Recovery.

As described below, the compensation committee periodically reviews data about the compensation of executives in the oil and gas industry. Based on these reviews, we believe that the elements of our executive compensation program have been comparable to those offered by our industry competitors.

Elements of Recovery’s Compensation Program

The three principal components of Recovery’s compensation program for its executive officers, base salary, annual incentive compensation and long-term incentive compensation in the form of stock-based awards, are discussed below.

Base Salary.

Base salaries (paid in cash) for our executive officers have been established based on the scope of their responsibilities, taking into account competitive market compensation paid by our peer companies for similar positions. We have reviewed our executives’ base salaries in comparison to salaries for executives in similar positions and with similar responsibilities at companies that have certain characteristics similar to Recovery. Base salaries are reviewed annually, and typically are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and other criteria.

The compensation committee reviews with the chief executive officer his recommendations for base salaries for the named executive officers, other than himself, each year. New base salary amounts have historically been based on an evaluation of individual performance and expected future contributions to ensure competitive compensation against the external market, including the companies in our industry with which we compete. The compensation committee has targeted base salaries for executive officers, including the chief executive officer, to be competitive with the base salaries being paid by other oil and natural gas exploration and production enterprises that have some characteristics similar to Recovery. We believe this is critical to our ability to attract and retain top level talent.

Long Term Incentive Compensation.

We believe the use of stock-based awards creates an ownership culture that encourages the long-term performance of our executive officers. Our named executive officers generally receive a stock grant upon becoming an employee of Recovery. These grants vest over time.

Other Benefits.

All employees may participate in our 401(k) retirement savings plan (“401(k) Plan”). Each employee may make before tax contributions in accordance with the Internal Revenue Service limits. We provide this 401(k) Plan to help our employees save a portion of their cash compensation for retirement in a tax efficient manner. We make a matching contribution in an amount equal to 100% of the employee’s elective deferral contribution below 3% of the employee’s compensation and 50% of the employee’s elective deferral that exceeds 3% of the employee’s compensation but does not exceed 5% of the employee’s compensation.

All fulltime employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding stock awards held by the named executive officers at the end of fiscal year 2012.

	Stock Awards
	Number of shares or units of stock that have not vested		Market value of shares of units of stock that have not vested(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name	(#)		($)	(#)	($)
Roger A. Parker	1,350,000	(1)	2,686,500	-	-
A. Bradley Gabbard	107,292	(2)	213,511	-	-

(1)
Subject to vesting in two equal installments on May 15, 2013 and November 15, 2013 upon payment of necessary withholding taxes, subject to continued compliance with the terms of the separation agreement pursuant to which the grant was made.

(2)
Subject to vesting as follows: 29,167 shares will vest on November 1, 2013, 26,041 shares will vest on November 23, 2013, 26,042 shares will vest on November 23, 2014 and 26,042 shares will vest on November 23, 2015, in each case subject to continued employment as of the vesting date.

(3)	Based on a stock price of $1.99 per share, as of December 31, 2012.

There were no outstanding option awards at December 31, 2012.

Employment Agreements and Other Compensation Arrangements

2012 Equity Incentive Plan (“EIP”)

Our Board and stockholders approved our 2012 Equity Incentive Plan (“EIP”) in August 2012. The EIP provides for grants of equity incentives to attract, motivate and retain the best available personnel for positions of substantial responsibility; to provide additional incentives to our employees, directors and consultants; and to promote the success and growth of our business. Equity incentives that may be granted under our EIP include: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) stock options that do not qualify as incentive stock options; (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards; (v) restricted stock units; and (vi) unrestricted stock awards.

 Our compensation committee believes long-term incentive-based equity compensation is an important component of our overall compensation program because it:

•	rewards the achievement of our long-term goals;
•	aligns our executives’ interests with the long-term interests of our stockholders;
•	aligns compensation with sustained long-term value creation;
•	encourages executive retention with vesting of awards over multiple years; and
•	conserves our cash resources.

Our EIP is administered by our compensation committee, subject to the ultimate authority of our Board, which has full power and authority to take all actions and to make all determinations required or provided for under the EIP, including designation of grantees, determination of types of awards, determination of the number of shares of common stock subject an award and establishment of the terms and conditions of awards.

Under our EIP, originally 900,000 shares of our common stock were available for issuance. As of December 31, 2012, 602,348 shares were available for issuance. The number of shares issued or reserved pursuant to our EIP is subject to adjustment as a result of certain mergers, exchanges or other changes in our common stock.

In November 2012, the compensation committee made restricted stock grants under the EIP, including those to our named executive officers set forth in the table below. These restricted stock grants will vest, subject to continued employment, over a three-year period commencing on November 23, 2012, with one-fourth vesting immediately and three-fourths vesting on each of November 23, 2013, 2014, and 2015.

Name	Restricted Stock Grant Value
A. Bradley Gabbard	$199,999
W. Phillip Marcum	—
Roger A. Parker	—

Employment Agreements and Other Arrangements

Until his retirement in November 2012, we had an employment agreement with Mr. Parker.  Under his employment agreement Mr. Parker received an adjusted annual base salary of $256,000 and was eligible for an annual cash bonus based on performance goals that included targets related to earnings before interest, taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts, with a targeted bonus of no less than $100,000 (with board approval).  Mr. Parker also received a monthly, non-accountable expense reimbursement of $7,500 for expenses related to company business. Mr. Parker received grants totaling 1,375,000 shares of our common stock, 25,000 of which vested on January 1, 2011. Pursuant to the terms of the severance agreement we entered into with Mr. Parker on November 15, 2012, the remainder of Mr. Parker’s outstanding restricted stock will vest in two equal installments, one on May 15, 2013 and one on November 15, 2013, subject to Mr. Parker’s payment of required withholding tax amounts. The separation agreement with Mr. Parker provided that Mr. Parker receive severance payments consisting of one year’s salary and health benefits for the year.  In return, the Company received a general release and certain non-compete terms from Mr. Parker, and are also entitled to receive no less than 10 hours per week of Mr. Parker’s time as a consultant to the Company.  As of December 31, 2012, the Company owes Mr. Parker $0.26 million in severance salary and health insurance, all of which was accrued as an expense during the year ended December 31, 2012.

In 2012, Mr. Gabbard received an annual salary of $187,250, and was granted 104,167 shares of our common stock, 26,042 shares of which vested immediately and 78,125 shares of which vest annually over three years beginning on November 23, 2013. We do not currently have an employment agreement in place with Mr. Gabbard.

As of December 31, 2012, Mr. Marcum had not received any stock or cash compensation as an officer of the Company.

The compensation committee is currently negotiating compensation arrangements with Mr. Marcum and Mr. Gabbard.  Although final agreements have not been completed, the general terms of these arrangements are expected to be as follows:

Each of Mr. Marcum and Mr. Gabbard will receive an annual salary of $220,000. Each executive will be eligible for a performance bonus in an amount up to 50% of annual base compensation payable on an annual basis and subject to determination by the compensation committee, based on the achievement by the Company of performance goals established by the compensation committee for the preceding fiscal year, which may include targets related to the Company’s earnings before interest, taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts. Each executive will also receive an incentive grant of 300,000 stock options with a fair market value vesting price, with vesting occurring 33.33% on each of the next three anniversaries of the grant date.  Such stock options will vest 100% upon a termination of employment by the Company without cause, by the executive for good reason, upon a change of control of the Company or upon the death or disability of the executive. All restricted stock granted to Mr. Marcum as a non-employee director will continue to vest as scheduled, subject to Mr. Marcum’s continued service on the Board. Upon a termination due to death or disability, a termination initiated by the executive for any reason except for good reason, or a termination initiated by the Company with cause, the Company’s obligation to pay any compensation or benefits ceases on the separation date.  If the separation is initiated by the executive for good reason or by the Company for any reason other than cause, the Company will continue to pay the executive’s monthly salary as then in effect for a period equal to twelve (12) months commencing on the separation date.

In light of our current financial condition, Messrs. Marcum and Gabbard have agreed, in their sole discretion and on a temporary basis, to defer their receipt of any cash salary at this time.

The Board of Directors and Committees Thereof

Our board of directors conducts its business through meetings and through its committees. Our board of directors held 10 meetings in 2012. Each director attended at least 75% of the meetings of the Board held after such director’s appointment. Our policy regarding directors’ attendance at the annual meetings of stockholders is that all directors are expected to attend, absent extenuating circumstances.

Affirmative Determinations Regarding Director Independence and Other Matters

Our board of directors follows the standards of independence established under the rules of The NASDAQ Stock Market® (“NASDAQ”) in determining if directors are independent and has determined that three of our current directors, Timothy N. Poster, D. Kirk Edwards and Bruce B. White are “independent directors” under those rules. W. Phillip Marcum was an “independent director” prior to his appointment in November 2012 as our chief executive officer. No independent director receives, or has received, any fees or compensation from us other than compensation received in his or her capacity as a director. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent.

Committees of the Board of Directors

Pursuant to our amended and restated bylaws, our board of directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our board of directors has established an audit committee and a compensation committee. The membership and function of these committees are described below.

Compensation Committee

Our compensation committee currently consists of Mr. Edwards, Mr. Poster and Mr. White. Mr. Poster is chair of the compensation committee. The compensation committee did not formally meet during 2012, but on several occasions met separately in connection with a meeting of the full board, and acted by written consent thereafter. The compensation committee reviews, approves and modifies our executive compensation programs, plans and awards provided to our directors, executive officers and key associates. The compensation committee also reviews and approves short-term and long-term incentive plans and other stock or stock-based incentive plans. In addition, the committee reviews our compensation and benefit philosophy, plans and programs on an as-needed basis. In reviewing our compensation and benefits policies, the compensation committee may consider the recruitment, development, promotion, retention, compensation of executive and senior officers of Recovery Energy, trends in management compensation and any other factors that it deems appropriate. The compensation committee may engage consultants in determining or recommending the amount of compensation paid to our directors and executive officer. The compensation committee is governed by a written charter that is reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.recoveryenergyco.com under “Investor Relations.”

Audit Committee

Our audit committee currently consists of Mr. Edwards, Mr. Poster and Mr. White. Prior to Mr. Marcum’s appointment in November 2012 as our chief executive officer, he served as chair of our audit committee and met the Securities and Exchange Commission's definition of an audit committee financial expert. Mr. Edwards is currently the audit committee chair and also meets the definition of an audit committee financial expert. The board has determined that each of Mr. Edwards, Mr. Poster and Mr. White is independent as required by NASDAQ for audit committee members. The audit committee is governed by a written charter that is reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.recoveryenergyco.com under “Investor Relations.”

Communications with the Board of Directors

Stockholders may communicate with our board of directors or any of the directors by sending written communications addressed to the board of directors or any of the directors, Recovery Energy, Inc., 1900 Grant Street, Suite #720, Denver, CO 80203, Attention: Corporate Secretary. All communications are compiled by the corporate secretary and forwarded to the board or the individual director(s) accordingly.

Nomination of Directors

Our board of directors has not established a nominating committee because the board believes that it is unnecessary in light of the board’s small size. In the event that vacancies on our board of directors arise, the board considers potential candidates for director, which may come to the attention of the board through current directors, professional executive search firms, stockholders or other persons. Our board does not set specific, minimum qualifications that nominees must meet in order to be recommended as directors, but believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Recovery and the composition of our board. We do not have any formal policy regarding diversity in identifying nominees for a directorship, but consider it among the various factors relevant to any particular nominee. We do not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. In the event we decide to fill a vacancy that exists or we decide to increase the size of the board, we identify, interview and examine appropriate candidates. We identify potential candidates principally through suggestions from our board and senior management. Our chief executive officer and board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders.

The board will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth below under the caption “Stockholder Proposals” in this Annual Report to our corporate secretary, Recovery Energy, Inc., 1900 Grant Street, Suite #720, Denver, CO 80203, Attention: Corporate Secretary. The board considers properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the board and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director are forwarded to the board. All candidates are evaluated at meetings of the board. In evaluating such nominations, the board seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the board of directors. The board considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. Our management recommended our incumbent directors for election at our 2012 annual meeting. We did not receive any other director nominations.

Stockholder Proposals

Notice of any stockholder proposal that is intended to be included in Recovery’s proxy statement and form of proxy for our 2014 annual meeting of stockholders must be received by Recovery's corporate secretary no later than 120 days prior to the date that is one year after the date we mail our 2013 proxy statement. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Any notices regarding stockholder proposals must be received by Recovery at its principal executive offices at 1900 Grant Street, Suite #720, Denver, CO 80203, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at the 2013 annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal was not received by the deadline set forth in the 2012 proxy materials, then the proxy or proxies designated by our board of directors for the 2013 annual meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code codifies the business and ethical principles that govern all aspects of our business. A copy of the Code is available on our website at www.recoveryenergyco.com under “Investor Relations” and “Corporate Governance.” We undertake to provide a copy of the Code to any person, at no charge, upon a written request. All written requests should be directed to: Recovery Energy, Inc., 1900 Grant Street, Suite #720, Denver, CO 80203, Attention: Corporate Secretary.

Board Leadership Structure

The board’s current leadership structure does not separate the positions of chairman and principal executive officer. The board has determined our leadership structure based on factors such as the experience of the applicable individuals, the current business and financial environment faced by Recovery, particularly in view of its financial condition and industry conditions generally and other relevant factors. After considering these factors, we determined that not separating the positions of chairman of the board and principal executive officer is the appropriate leadership structure at this time. The board, through the chairman and the chief executive officer, is currently responsible for the strategic direction of the Company. The chief executive officer is currently responsible for the day to day operation and performance of the company. The board feels that this provides an appropriate balance of strategic direction, operational focus, flexibility and oversight.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the board’s attention any material risks to the company. The board has oversight responsibility for Recovery's risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Compensation of Directors

The table below sets forth the compensation earned by our non-employee directors during the 2012 fiscal year. There were no non-equity incentive plan compensation, stock options, change in pension value or any non-qualifying deferred compensation earnings during the 2012 fiscal year.

Name	Fees Earned or Paid in Cash Compensation	Stock Awards		All Other Compensation	Total
Timothy N. Poster	$40,000	$40,000	(1)	$-	$80,000
W. Phillip Marcum (2)	$42,500	$203,000	(3)	$-	$192,500
D. Kirk Edwards	$24,835	$150,000	(4)	$-	$174,835
Bruce B. White	$27,473	$163,000	(5)	$-	$177,472
Conway J. Schatz (6)	$5,000	$-	(6)	$-	$-

(1)
Represents 13,115 shares of restricted stock awarded in 2012, at a grant date fair value of $3.05 per share. As of December 31, 2012, an aggregate of 138,115 shares of common stock had been awarded to Mr. Poster.

(2)	Mr. Marcum ceased being a non-employee director when he was appointed chief executive officer on November 15, 2012.

(3)
Represents 50,000 shares of restricted stock awarded in 2012 at a grant date fair value of $3.26 per share and 11,429 shares of restricted stock awarded in 2012 at a grant date fair value of $3.50 per share. As of December 31, 2012, an aggregate of 61,429 shares of common stock had been awarded to Mr. Marcum.

(4)
Represents 50,000 shares of restricted stock awarded in 2012, at a grant date fair value of $3.00 per share. As of December 31, 2012, an aggregate of 50,000 shares of common stock had been awarded to Mr. Edwards.

(5)
Represents 50,000 shares of restricted stock awarded in 2012, at a grant date fair value of $3.26 per share. As of December 31, 2012, an aggregate of 50,000 shares of common stock had been awarded to Mr. White.

(6)	Mr. Schatz resigned as a director to pursue other professional and career obligations on January 31, 2012 and 12,500 shares were cancelled.

We have entered into independent director agreements with each of our non-employee directors. Pursuant to these agreements, we pay each of our non-employee directors’ annual cash compensation of $40,000 (payable quarterly), and an additional $10,000 per year (payable quarterly) to the chairman of each of our audit and compensation committees (currently Mr. Edwards and Mr. Poster, respectively). In addition, on each anniversary of the date an independent director was initially appointed to our board (June 1, 2010 for Mr. Poster, September 9, 2011 for Mr. Marcum, April 24, 2012 for Mr. White, and May 18, 2012 for Mr. Edwards), so long as such director continues to be an independent director on such date, we issue to such director a number of shares of our common stock equal to $40,000 divided by the most recent closing price per share prior to the date of each annual grant. These grants are fully vested upon issuance. Accordingly, the Company granted Mr. Poster 13,115 shares on June 4, 2012 and granted Mr. Marcum 11,429 on September 10, 2012.

In connection with Messrs. Marcum, Edwards and White’s entry into the independent director agreements in 2012, we made initial grants to each equal to 50,000 restricted shares subject vesting over three years beginning on the first anniversary of such director’s initial appointment to the board. Mr. Poster received 125,000, upon his initial appointment and entry into an independent director agreement in 2010, subject to vesting over two years. Vesting, as applicable, shall be accelerated upon a change of control or termination of service other than for cause (as each is defined in the agreements).

The agreements permit a director to engage in other business activities in the energy industry, some of which may be in conflict with the best interests of Recovery Energy, and also states that if a director becomes aware of a business opportunity, he has no affirmative duty to present or make such opportunity available to the Company, except as may be required by his fiduciary duty as a director or by applicable law.

Securities Authorized for Issuance under Equity Compensation Plans

The following table represents the securities authorized for issuance under our equity compensation plans as of December 31, 2012.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	—	—	602,348
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	602,348

(1)	Represents securities available for issuance under our EIP as of December 31, 2012.

Indemnification of Directors and Officers

Pursuant to our certificate of incorporation we provide indemnification of our directors and officers to the fullest extent permitted under Nevada law.  We believe that this indemnification is necessary to attract and retain qualified directors and officers.

Narrative Disclosure of Compensation Policies and Practices as they Relate to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(e), to the extent that risks may arise from our compensating policies and practices that are reasonably likely to have a material adverse effect on Recovery, we are required to discuss these policies and practices for compensating our employees (including employees that are not named executive officers) as they relate to our risk management practices and the possibility of incentivizing risk-taking.  We have determined that the compensation policies and practices established with respect to our employees are not reasonably likely to have a material adverse effect on Recovery and, therefore, no such disclosure is necessary.  The compensation committee and the board for directors are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 10, 2013 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock.  This table is based upon the total number of shares outstanding as of May 10, 2013 of 18,556,934.  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding by such person or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Recovery Energy, 1900 Grant Street, Suite #720, Denver, CO 80203.

Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class Beneficially Owned
Directors and Executive Officers

W. Phillip Marcum, Chief Executive Officer and Chairman of Board of Directors	161,429	(1)	0.87%

A. Bradley Gabbard, President, Chief Financial Officer, and Director	277,668	(2)	1.50%

Timothy N. Poster, Director	164,440		0.89%

Bruce White, Director	150,000	(3)	0.81%

D. Kirk Edwards, Director	182,627	(4)	0.98%

Officers and directors as a group (six persons)	936,164		5.04%

Roger A. Parker	1,375,000	(5)	7.41%

Steven B. Dunn and Laura Dunn Revocable Trust	1,312,827	(6)	7.07%

J. Steven Emerson	1,261,657	(7)	6.80%

Wallington Investment Holdings, Ltd	1,837,605	(8)	9.90%

G. Tyler Runnels	1,126,360	(9)	6.10%

Hexagon LLC	2,675,000	(10)	13.7%

Labyrinth Enterprises LLC	2,675,000	(10)	13.7%

Reiman Foundation	2,675,000	(10)	13.7%

Scott J. Reiman	2,675,000	(10)	13.7%

(1)	Includes 61,429 shares of restricted stock subject to vesting, over which Mr. Marcum exercises voting power.
(2)	Includes 107,292 shares of restricted stock subject to vesting, over which Mr. Gabbard exercises voting power.
(3)	Includes 33,334 shares of restricted stock subject to vesting, over which Mr. White exercises voting power.
(4)	Includes 50,000 shares of restricted stock subject to vesting, over which Mr. Edwards exercises voting power.
(4)	Includes 252,055 shares of restricted stock subject to vesting.

(5)	Includes 1,350,000 shares of restricted stock subject to vesting.
(6)
Includes (i) 1,138,909 shares owned by Steven B. Dunn and Laura Dunn Revocable Trust (including 258,350 restricted shares), (ii) 86,959 shares owned by Beau 8, LLC, and (iii) 86,959 shares owned by Winston 8, LLC. Steven B. Dunn and Laura Dunn, mailing address is 16689 Schoenborn Street, North Hills, CA 91343, are trustees of the Trust and also share voting and dispositive power with respect to the shares owned by the LLCs. Does not include 470,588 shares issuable upon conversion of convertible securities. Based on information received from a representative of Steven B. Dunn and Laura Dunn.

(7)
Includes (i) 710,000 shares owned by J. Steven Emerson Roth IRA, (ii) 236,657 shares owned by J. Steven Emerson IRA R/O II, (iii) 105,000 shares owned by Emerson Partners, (iv) 150,000 shares owned by J. Steven Emerson and (v) 60,000 shares owned by Emerson Family Foundation. J. Steven Emerson controls each of these entities. Based on information received from a representative of J. Steven Emerson.

(8)
Includes (i) 1,229,237 shares owned by Wallington Investment Holding Ltd. and (ii) 608,369 shares held by Silvercreek Investment Ltd.  Does not include 1,274,257 shares issuable upon conversion of convertible securities.

(9)
Includes (i) 428,852 shares held directly by T. R. Winston & Company, of which Mr. Runnels is the majority owner, (ii) 1,025 shares held by G. Tyler Runnels directly, and (iii) 696,483 shares held by The Runnels Family Trust DTD 1-11-2000, of which Mr. Runnels, with Jasmine N. Runnels, is trustee. Does not include (i) 58,824 shares issuable to The Runnels Family Trust upon conversion of outstanding debentures, (ii) 94,118 issuable to T. R. Winston upon conversion of outstanding debentures, or (iii) 220,850 issuable to T. R. Winston upon conversion of outstanding warrants.

(10)
Includes (i) 1,250,000 shares owned by Hexagon, LLC, (ii) 1,000,000 shares underlying warrants held by Hexagon, (iii) 129,008 shares owned by Labyrinth Enterprises LLC, which is controlled by Scott J. Reiman, (iv) 245,992 shares owned by Reiman Foundation, which is controlled by Scott J. Reiman and (v) 50,000 shares owned by Scott J. Reiman. Mr. Reiman is President of Hexagon Investments. Based on a Schedule 13D/A filed on April 25, 2013.

TRANSACTIONS WITH RELATED PERSONS

During fiscal years 2011 and 2012, we have engaged in the following transactions with related parties:

Roger Parker.
Roger Parker, our chief executive officer until November 15, 2012, has interest in certain of our wells for which he is receiving revenue and join-interest billings.  As of December 31, 2012, Mr. Parker had $0.01 million in receivables outstanding and continued to have additional receivables based on monthly production and well maintenance.  Furthermore, upon his resignation on November 15, 2012, the Company entered into a separation agreement which provided that Mr. Parker receive a one-year salary severance and health benefits for the year, and also provide for the deferral of  vesting of 1,350,000 shares into 2013.  In return, the Company received a general release and certain non-compete terms from Mr. Parker, and are also to receive no less than 10 hours per week of Mr. Parker’s time as a consultant to the Company.  As of December 31, 2012, the Company owes Mr. Parker $0.26 million in severance salary and health insurance, all of which was accrued as an expense in 2012.

At the time of his retirement, Mr. Parker had been granted 1,350,000 shares of unvested common stock.  As a result of his separation from the Company, it was deemed improbable that these shares would vest to Mr. Parker in his capacity as an employee of the Company due to the termination of employment; however, it was deemed probable that these shares will vest under his separation agreement.  As a result, the Company reversed all of the compensation expense, in the amount of $6.75 million, associated with stock grants to Mr. Parker during his tenure as an employee, and recorded a consulting expense (in the amount of $3.59 million) related to the shares of stock that are expected to vest during the severance period of the separation agreement.  The net difference of these two amounts resulted in a reduction in 2012 general and administrative expenses of $3.16 million.

Edward Mike Davis.
Prior to 2011, we acquired a significant portion of our oil and gas properties from Edward Mike Davis, L.L.C. and Spottie, Inc., both owned by Edward Mike Davis. We paid for these acquisitions in a combination of cash and stock. As a result of these transactions, the Davis entities received an aggregate of 3,291,667 shares of our common stock. As of December 31, 2012, Davis had sold substantially all of his Recovery stock.

During 2011 and 2012, the Company entered into minor leasing activities with Mr. Davis and his affiliates, which included swapping certain tracts of undeveloped acreage, the purchase of certain seismic data, and the farm out and farming of certain tracts of acreage.  All of these transactions were competed on terms that were consistent with those that could be achieved with other third parties.

T.R. Winston & Company, LLC
On September 8, 2012, the Company issued 50,000 shares, valued at $0.23 million, to T.R. Winston & Company LLC (“TR Winston”) for acting as a placement agent of the Supplemental Debentures. The Company is amortizing the $0.23 million over the life of the loan as deferred financing costs. The Company amortized $0.01 million of deferred financing costs into interest expense during the nine months ended September 30, 2012, and has $0.22 million of deferred financing costs to be amortized through May 2014.

On May 10, 2013 the Company entered into a one year, non-exclusive investment banking agreement with TR Winston.  Among other things, the agreement provides for initial compensation to TR Winston in the amount of 100,000 common shares, and 250,000 commons stock purchase warrants.  In addition, upon approval of Proposal 3, the Company will issue an additional 650,000 common stock purchase warrants to TR Winston.  All warrants will have a term of three years and a strike price of $4.25 per share.  The investment banking agreement also provides for additional commissions and compensation in the event that TR Winston arranges a successful equity or debt financing during the term of the agreement.

G. Tyler Runnels, the majority owner of TR Winston, beneficially holds more than 5% of the Company’s common stock.

Conflict of Interest Policy

We have a corporate conflict of interest policy that prohibits conflicts of interests unless approved by the board of directors. Our board of directors has established a course of conduct whereby it considers in each case whether the proposed transaction is on terms as favorable or more to the Company than would be available from a non-related party. Our board also looks at whether the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us. Each of the related party transactions was presented to our board of directors for consideration and each of these transactions was unanimously approved by our board of directors after reviewing the criteria set forth in the preceding two sentences. Each of our purchases from Davis was individually negotiated, and none of the transactions was contingent upon or otherwise related to any other transaction.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The executive officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2012, except that filings under Section 16(a) with respect to the following transactions were not timely:

●	The purchase of 50,000 shares in the aggregate of the Company’s common stock on December 20, 21, and 22, 2011 by Scott J. Reimann.
●	The grant of 50,000 shares of the Company’s common stock on April 24, 2012 to W. Phillip Marcum.
●	The appointment of Bruce B. White to the Company’s board of directors on April 24, 2012.
●	The grant of 50,000 shares of the Company’s common stock on April 24, 2012 to Bruce B. White.
●	The purchase of 5,294 shares in the aggregate of the Company’s common stock on May 30, 2012, June 1, 2012, and June 4 2012 by D. Kirk Edwards.
●	The appointment of A. Bradley Gabbard as chief financial officer on July 12, 2011 and to the Company’s board of directors on August 7, 2012.
●	The grant of 102,167 shares in the aggregate of the Company’s common stock to Mr. Gabbard on July 14, 2011 and November 23, 2012.
●	The grant of 13,115 shares of the Company’s common stock to Timothy N. Poster on April 24, 2012.
●	The grant of 11,429 shares of the Company’s common stock to Mr. Marcum on September 9, 2012.

Next Annual Meeting of Stockholders

Any stockholder of the Company who desires to submit a proposal for action at the 2014 annual meeting of stockholders, including a proposal for the nomination of directors, and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than January 20, 2014, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials. Any notices regarding stockholder proposals must be received by Recovery at its principal executive offices at 1900 Grant Street, Suite #720, Denver, CO 80203, Attention: Corporate Secretary.

In addition, if a stockholder intends to present a proposal or director nomination at an annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal does not comply with the applicable requirements for inclusion under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, then the proxy or proxies designated by our board of directors for the 2013 annual meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Other Business
We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Recovery’s common stock will vote thereon in accordance with their best judgment.

Proxy Materials, Annual Report and Other Information

Recovery's annual report on Form 10-K for the fiscal year ended December 31, 2012 (without exhibits) is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material. Additional copies may be obtained without charge upon request made to Recovery Energy, Inc., 1900 Grant Street, Suite #720, Denver, Colorado 80203, Attention: Corporate Secretary.  Copies may also be accessed and reviewed on our website at www.recoveryenergyco.com under “Investor Relations” and “SEC Filings” or on the SEC website at www.SEC.gov.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
 RECOVERY ENERGY, INC.
 TO BE HELD JUNE 27, 2013

The undersigned hereby appoints W. Phillip Marcum and A. Bradley Gabbard, or either of them, as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Recovery Energy, Inc. held of record by the undersigned, that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held  at 10:00  a.m. on  Thursday,  June 27, 2013, at our offices located at 1900 Grant Street, Suite #720, Denver, CO, or any adjournment or postponement thereof.

1.  Election of directors.

_____________ FOR the election as a director of the three nominees listed below (except as marked to the contrary below).

NOMINEES: W. Phillip Marcum, A. Bradley Gabbard, Timothy N. Poster, Bruce B. White and D. Kirk Edwards

_____________ WITHHOLD AUTHORITY to vote for the following nominees:

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided.
_____________________________________________________________________________________________

2.  To approve, on an advisory basis, the compensation of Recovery's named executive officers.

_____________ FOR                                                      _____________ AGAINST                                                                _____________ ABSTAIN

3.  To approve an amendment to the 2012 Equity Incentive Plan to increase the number of shares available for grant under the plan from 900,000 shares to 1,800,000 shares.

_____________ FOR                                                      _____________ AGAINST                                                                _____________ ABSTAIN

4. To approve Hein & Associates, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2013.
_____________ FOR                                                      _____________ AGAINST                                                                _____________ ABSTAIN

5.           In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.  Where no choice is specified by the stockholder, the proxy will be voted for the election of directors and in favor of the other proposals set forth on this proxy.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the annual meeting of stockholders Thursday, June 27, 2013.

I ☐ plan ☐ do not plan to attend the annual meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE:		Date:

SIGNATURE:		Date:

Signature if held jointly

NOTE:  Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity.  Corporations must provide full name of corporation and title of authorized officer signing.